                                                                   EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                 /s/ Arthur Andersen LLP
                                          _____________________________________
                                                   Arthur Andersen LLP

New York, New York

December 22, 1997